UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 8, 2012

Date of Report

(Date of Earliest Event Report)

SYNOVUS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Georgia	1-10312	58-1134883
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2012, Synovus Financial Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and J.P. Morgan Securities LLC, as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $300,000,000 aggregate principal amount of its 7.875% Senior Notes due 2019 (the “Notes”). The Notes, which were offered and sold pursuant to the Underwriting Agreement, were registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-166300).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other customary provisions.

On February 13, 2012, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) entered into a senior indenture (the “Indenture”), pursuant to which the Notes were issued.

The Notes bear interest at 7.875% per annum. Interest is payable on February 15 and August 15 of each year beginning August 15, 2012, until the maturity date of February 15, 2019. The Company may redeem the Notes, in whole or in part, at any time at the applicable redemption price.

The Indenture restricts the ability of the Company to issue, sell or otherwise dispose of any voting shares of any principal subsidiary bank, to permit the merger or consolidation of any principal subsidiary bank with another corporation and to permit the sale or disposition of all or substantially all of the assets of a principal subsidiary bank. The Indenture also restricts the ability of the Company to consolidate, merge or transfer all or substantially all of its assets.

The foregoing description of the Underwriting Agreement, the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the documents which are attached as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and each incorporated by reference herein.

Item 8.01 Other Events

On February 8, 2012, Synovus Financial Corp. priced the public offering of $300 million aggregate principal amount of the Notes.

A copy of the opinion of Alana L. Griffin, Deputy General Counsel to the Company, relating to the legality of the Notes is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated February 8, 2012 between the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named in the agreement, pertaining to the offer and sale of the Notes.

4.1	Senior Notes Indenture, dated as of February 13, 2012, among Synovus Financial Corp. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of Note

5.1	Opinion of Alana L. Griffin, Deputy General Counsel of the Company, as to the validity of the Notes.

23.1	Consent of Alana L. Griffin (included in Exhibit 5.1 hereof).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNOVUS FINANCIAL CORP.

By:	/s/ Samuel F. Hatcher
	Name:	Samuel F. Hatcher
	Title:	Executive Vice President, General Counsel and Secretary

Dated: February 13, 2012

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